Filed Pursuant to Rule 424(b)(2)
Registration Statement No.: 333-250110

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2020

PROSPECTUS SUPPLEMENT
(to Prospectus dated November 16, 2020)

4,150,000 Shares

Ormat Technologies, Inc.

Common Stock

We are offering 4,150,000 shares of our common stock, par value $0.001 per share. Our common stock is listed on the New York Stock Exchange and the Tel Aviv Stock Exchange under the symbol “ORA.” On November 13, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $79.96 per share and, on November 12, 2020, the last reported sale price of our common stock on the Tel Aviv Stock Exchange was NIS 265.60 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts	$	$
Proceeds to us before expenses	$	$

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 622,500 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts payable by us will be $               , and the total proceeds to us, before expenses, will be $               .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about                         , 2020.

J.P. Morgan		BofA Securities
UBS Investment Bank

Prospectus Supplement dated                        , 2020

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related free writing prospectus, nor any distribution of securities pursuant to this prospectus supplement or the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus supplement or the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus supplement entitled “Incorporation of Certain Information by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

For investors outside the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any company free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any company free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any company free writing prospectus that we have authorized for use in connection with this offering outside the United States

ii

Important Notice About Information in this
Prospectus Supplement and the Accompanying Prospectus

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of shares of our common stock. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about this offering of shares of our common stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Incorporation of Certain Information by Reference” in this prospectus supplement.

S-i

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, our statements regarding the operation of our Puna Power Plant, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “anticipate,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “potential,” “will,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections titled “Risk Factors,” in each case, included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 3, 2020, or the 2019 Form 10-K, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 filed with the SEC on November 5, 2020, or the Q3 2020 Form 10-Q, and other risk factors detailed from time to time in filings with the SEC. Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-ii

Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement carefully, including accompanying prospectus, the “Risk Factors” section in this prospectus supplement, the risks set forth under the heading “Risk Factors” in the 2019 Form 10-K and Q3 2020 Form 10-Q, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, prior to making an investment decision. References in this prospectus supplement to “we,” “us,” “our,” the “Company,” and “Ormat” refer to Ormat Technologies, Inc. unless otherwise stated or the context otherwise requires.

Our Business

Overview

We are a leading vertically integrated company that is primarily engaged in the geothermal and recovered energy power businesses. We leveraged our core capabilities and global presence to expand our activity into the solar photovoltaic (PV) and energy storage and management services business.  Ormat Technologies, Inc. was formed as a Delaware corporation in 1994 by our former parent company Ormat Industries. Ormat Industries was one of the first companies to focus on the development of equipment for the production of clean, renewable and sustainable forms of energy.

We design, develop, build, sell, own, and operate clean, environmentally friendly geothermal and recovered energy-based power plants, usually using equipment that we design and manufacture. Our objective is to become a leading global provider of renewable energy and we have adopted a strategic plan to focus on several key initiatives to expand our business.

We currently conduct our business activities in three business segments:

●

Electricity Segment. In the Electricity segment, which contributed 72% and 75% of our total revenues in the year ended December 31, 2019 and nine months ended September 30, 2020, respectively, we develop, build, own and operate geothermal, solar PV and recovered energy-based (REG) power plants in the United States and geothermal power plants in other countries around the world and sell the electricity they generate. In the year ended December 31, 2019, we derived 62% of our Electricity segment revenues and 48% of our gross profit from our operations in the United States and 38% of our Electricity segment revenues and 52% of our gross profit from the rest of the world. In the nine months ended September 30, 2020, we derived 62% of our Electricity segment revenues from our operations in the United States and 38% from the rest of the world.

We own and operate 25 geothermal, REG and solar sites globally with an aggregate generating capacity of 933 MW. Geothermal comprises 93% of our generating capacity. In 2019, our geothermal and REG power plants generated at a capacity factor of 87% and 74%, respectively, which is higher than typical capacity factors for wind and solar producers that are usually at 20% to 30%.

Each of our current geothermal power plants sells substantially all of its output pursuant to long-term, fixed price PPAs to various counterparties denominated in U.S. dollars or Euros. These contracts had a total weighted average remaining term, based on contributions to segment revenue, of approximately 17 years at December 31, 2019. In addition, the counterparties to our PPAs in the United States had a credit rating of between Aa2 to Baa2. The purchasers of electricity from our foreign power plants are primarily state-owned entities in countries with below investment grade ratings.

●

Product Segment. In the Product segment, which contributed 26% and 23% of our total revenues in the year ended December 31, 2019 and nine months ended September 30, 2020, respectively, we design, manufacture and sell equipment for geothermal and recovered energy-based electricity generation and remote power units and provide services relating to the engineering, procurement, construction of geothermal and recovered energy-based power plants. In 2019, we derived 16% of our Product segment revenues from our operations in the United States and 84% from the rest of the world, approximately half of which were derived from Turkey. In the nine months ended September 30, 2020, we derived 1% of our Product segment revenues from our operations in the United States and 99% from the rest of the world.

●

Energy Storage and Management Services Segment. In the new Energy Storage and Management Services segment, which contributed 2% and 2% of our total revenues in the year ended December 31, 2019 and the nine months ended September 30, 2020, respectively, we provide energy storage, demand response and energy management related services as well as services relating to the engineering, procurement, construction, operation and maintenance of energy storage units mainly through our Viridity business. In, 2019, we derived 100% of our Energy Storage and Management Services segment from our operations in the United States.

Business Strategy

Our strategy is focused on further developing a geographically balanced portfolio of geothermal, solar PV and recovered energy assets and continuing our leading position in the geothermal energy market with the objective of becoming a leading global provider of renewable energy.  Our strategy focuses on three main elements, including (1) our core geothermal business in the United States as well as globally; (2) establishing a strong market position in the energy storage market; and (3) exploring opportunities in new areas by looking for synergistic growth opportunities utilizing our core competence, market reputation as a successful company and new market opportunities focused upon environmental solutions.

We intend to implement this strategy through:

●	Using our operational capabilities to increase output from our existing geothermal power plants

●	Creating cost savings through increased operating efficiency

●	Diversifying our customer base

●	Maintaining a prudent and flexible capital structure

●	Improving our technological capabilities

●	Development and construction of new geothermal power plants

●	Expanding our geographical reach

●	Acquisition of new assets

●	Manufacturing and providing products and EPC services related to renewable energy

●	Expanding into new technologies

Our Market Opportunity

Geothermal and Solar

Renewable energy in general provides a sustainable alternative to the existing solutions to two major global issues: climate change and diminishing fossil fuel reserves. Renewable energy is sustainable, clean and decarbonizes the grid. These environmental benefits have led major countries to focus their efforts on the development of renewable energy sources in general and geothermal and solar specifically.

Based on an announcement by the IGA in January 2020, geothermal power is generated in 29 countries with a total installed power generation capacity of 15,400 MW at the end of 2019. The leading countries are the United States, Indonesia, Philippines, Turkey, Mexico and New Zealand. The IGA expects that 4,500 MW will be added by 2025. In addition, according to Lazard’s Levelized Cost of Energy Analysis—Version 14.0 (October 2020), the levelized cost of energy for utility-scale solar photovoltaic (PV) has decreased substantially during the last ten years. As such, we continue to expand our activity into solar PV businesses, which  present multiple commercial opportunities beyond selling power to customers, including integration with battery energy storage and incorporation into existing geothermal facilities to offset parasitic load.

Currently in the United States, 42 states plus the District of Colombia and four territories have enacted an RPS, renewable portfolio goals, or similar laws or incentives (such as clean energy standards or goals) requiring or encouraging load serving entities in such states to generate or buy a certain percentage of their electricity from renewable energy or recovered heat sources. The vast majority of our geothermal projects can be found in California, Nevada, and Hawaii which have some of the most stringent RPS standards in the country. We see the impact of RPS and climate legislation as the most significant driver for us to expand existing power plants and to build new renewable projects.

In December 2019, the Tax Extenders Bill was enacted, which retroactively revived and extended the full Production Tax Credit (PTC) for geothermal facilities. The PTC rules provide a tax credit for each kWh of electricity produced by the taxpayer from qualified renewable energy facilities.  The PTC for geothermal facilities that expired at the end of 2017 was retroactively revived and extended through 2020, continuing U.S. support for the geothermal industry. This extension will drive and enhance our development of geothermal projects. This support contributes to the ongoing creation of new jobs in the geothermal industry as well as to the nation’s energy independence.

In addition, the solar Investment Tax Credit (ITC) provides a federal corporate income tax credit for solar PV systems. The eligible tax credit percentage scales down over times as follows: 26% for projects commencing construction in 2020, 22% for projects commencing construction in 2021 and 10% for projects commencing construction in 2022 or later. The eligible tax percentage will, however, be 10% for any projects that are not placed in service by the end of 2023.

Energy Storage

Energy storage continues to establish itself as a key component of the future grid. The global energy storage market continues to evolve, with specific applications and geographies leading the market. According to Wood Mackenzie’s (formerly GTM Research) Energy Storage Monitor for the third quarter of 2020, approximately 3.3 GWh of new energy storage projects are expected to be installed in the United States by the end of 2020, and this number is expected to grow to approximately 24.5 GWh by 2025.

Growth Opportunities

Geothermal and Solar Markets

We have several projects in various phases of construction, including six projects that we have fully released for construction, all of which we expect to begin commercial operations by the end of 2022, and one project that is in the early stage of construction. These projects are expected to have a total geothermal generating capacity of 75 MW (representing our interest) and one 20 MW solar PV project.

We have projects under various stages of development in the United States, Kenya and Guadeloupe. We expect to continue to explore these and other opportunities for expansion so long as they continue to meet our business objectives and investment criteria. Upon completion of these projects, the generating capacity of our geothermal projects would increase by approximately between 65 MW to 85 MW (representing our interest). We prioritize our investments based on their readiness for continued construction and expected economics and expect these projects to begin commercial operations by the end of 2022.

Energy Storage Market

We plan to grow our energy storage and management services in order to establish a strong market position in the energy storage market. We are targeting near term growth in the storage segment and, in the future, aim to become a significant player in the energy storage market. In furtherance of this goal, we continue to accelerate growth in the energy storage and management services segments by leveraging our core competencies through capital expenditures on project development and by expanding our energy storage assets portfolio through mergers and acquisitions.

We have generated a substantial project pipeline for future development in the United States and we expect to commission between 80 MW and 175 MW of additional energy storage projects by 2022. For example, we are currently in the construction phase of 15 MW in California. In addition, in July 2020, we acquired the Pomona energy storage facility in California with 20 MW capacity from AltaGas Power Holdings (U.S.) Inc. for total net consideration of $43.3 million. The facility is our first battery storage asset in operation in California, increasing our existing operating portfolio to 73 MW / 136 MWh and adding to our other battery storage assets located in New Jersey, New England and Texas.

Recent Developments

Puna Geothermal Power Plant

In May 2018, the Kilauea volcano, which is located in close proximity to our 38 MW geothermal power plant in the Puna district of Hawaii’s Big Island, erupted following a significant increase in seismic activity in the area. Before the volcano stopped flowing, the lava covered the wellheads of three geothermal wells, monitoring wells and the substation of the Puna complex, as well as an adjacent warehouse that stored a drilling rig.

As disclosed in the Q3 2020 Form 10-Q, as of November 2020, construction of the electrical substation and electrical transmission lines at the Puna Power Plant was completed. On November 5, 2020, electricity production resumed at the Puna Power Plant and the plant is currently delivering 1 to 2 MW of energy to the utility grid. We expect to gradually ramp up production to approximately 15 MW by year end, subject to connection of an additional production well to the power plant. We also expect that completion of additional well field work planned to occur over the next six months will enable the power plant to resume full operations by the middle of 2021.

Connection of the additional production well may be delayed due to challenges related to the status of the well field and, in particular, securing additional injection and production capacity. As a result, the exact timing of full production and generating capacity of full operations remains subject to change.

Corporate Information

Our principal executive offices are located at 6140 Plumas Street, Reno, Nevada 89519. Our telephone number is (775) 356-9029, and our website address is www.ormat.com. Information on or connected to our website is not a part of or incorporated by reference into this prospectus supplement.

Summary Historical Financial and Operating Data

The following tables summarize our financial and operating data. The summary statement of operations data for the years ended December 31, 2017, 2018 and 2019 and the summary balance sheet data as of December 31, 2018 and 2019 are derived from our audited financial statements included in the 2019 Form 10-K, which is incorporated by reference herein. The summary balance sheet data as of December 31, 2017 is derived from our audited financial statements not incorporated by reference herein. The summary statement of operations data for the nine months ended September 30, 2019 and 2020 and the summary balance sheet data as of September 30, 2020 are derived from our unaudited consolidated financial statements included in our Q3 2020 Form 10-Q, which is incorporated by reference herein. We have prepared the unaudited consolidated financial statements on the same basis as the audited consolidated financial statements, and the unaudited condensed consolidated financial statements include, in our opinion, all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results to be expected in the future, and our operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2020 or any other future period.

The data set forth below should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in 2019 Form 10-K and Q3 2020 Form 10-Q, which are incorporated by reference into this prospectus supplement.

	Year Ended December 31,			Nine Months Ended September 30,
	2017	2018	2019	2019	2020
	(in thousands, except per share data)
Statements of Operations Data:
Revenues:
Electricity	$465,593	$509,879	$540,333	$395,965	$395,201
Product	224,483	201,743	191,009	147,195	120,737
Energy storage and management services..	2,736	7,645	14,702	10,442	10,022
Total revenues	692,812	719,267	746,044	553,602	525,960
Cost of revenues:
Electricity	266,840	298,255	312,835	231,442	219,988
Product	152,094	140,697	145,974	114,495	95,724
Energy storage and management services..	5,426	9,880	17,912	12,844	9,014
Total cost of revenues	424,360	448,832	476,721	358,781	324,726
Gross profit	268,452	270,435	269,323	194,821	201,234
Operating expenses:
Research and development expenses	3,157	4,183	4,647	2,772	4,281
Selling and marketing expenses	15,600	19,802	15,047	10,924	13,724
General and administrative expenses	42,881	47,750	55,833	41,801	43,154
Impairment charge	––	13,464	––	––	––
Business interruption insurance income	––	––	––	––	(20,743)
Write-off of unsuccessful exploration activities	1,796	126	––	––	—
Operating income	205,018	185,110	193,796	139,324	160,818
Other income (expense):
Interest income	988	974	1,515	1,195	1,469
Interest expense, net	(54,142)	(70,924)	(80,384)	(62,816)	(58,814)
Derivatives and foreign currency transaction gains (losses)	2,654	(4,761)	624	696	2,111
Income attributable to sale of tax benefits..	17,878	19,003	20,872	16,457	16,818
Other non-operating income (expense), net	(1,666)	7,779	880	1,362	1,343
Income from operations, before income tax and equity in income (losses) of investees	170,730	137,181	137,303	96,218	123,745
Income tax (provision) benefit	(21,664)	(34,733)	(45,613)	(20,136)	(45,275)
Equity in earnings (losses) of investees, net..	(1,957)	7,663	1,853	3,334	(196)
Net income	147,109	110,111	93,543	79,416	78,274
Net income attributable to noncontrolling interest	(14,695)	(12,145)	(5,448)	(3,927)	(13,516)
Net income attributable to the Company’s stockholders	$132,414	$97,966	$88,095	$75,489	$64,758

Earnings per share attributable to the Company’s stockholders:
Basic	$2.64	$1.93	$1.73	$1.49	$1.27
Diluted	$2.61	$1.92	$1.72	$1.48	$1.26
Weighted average number of shares used in computation of earnings (loss) per share attributable to the Company’s stockholders:
Basic	50,110	50,643	50,867	50,816	51,051
Diluted	50,769	50,969	51,227	51,124	51,386

Dividend per share declared	$0.41	$0.53	$0.44	$0.33	$0.33

	As of December 31,			As of September 30,
	2017	2018	2019	2020
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$47,818	$98,802	$71,173	$197,309
Working capital(1)	38,301	111,120	39,188	296,288
Property, plant and equipment, net	2,028,233	2,221,268	2,347,970	2,499,894
Total assets	2,623,864	3,121,350	3,250,494	3,520,947
Long-term debt, including current portion	862,102	1,108,913	1,147,434	1,453,342
Total stockholders’ equity	1,295,700	1,445,096	1,515,410	1,571,803

(1) Total current assets minus total current liabilities.

	Year Ended December 31,			Nine Months Ended September 30,
	2017	2018	2019	2019	2020
	(in thousands)
Other Data:
EBITDA	$330,355	$351,710	$374,356	$276,039	$302,893
Adjusted EBITDA	343,821	367,961	384,263	282,111	310,987

Non-GAAP Financial Measures

We calculate EBITDA as net income before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for (i) termination fees, (ii) impairment of long-lived assets, (iii) write-off of unsuccessful exploration activities, (iv) any mark-to-market gains or losses from accounting for derivatives, (v) merger and acquisition transaction costs, (vi) stock-based compensation, (vii) gains or losses from extinguishment of liabilities, (viii) gains or losses on sale of subsidiaries and property, plant and equipment and (ix) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or as an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our board of directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the years ended December 31, 2017, 2018 and 2019 and the nine months period ended September 30, 2019 and 2020:

	Year Ended December 31,			Nine Months Ended September 30,
	2017	2018	2019	2019	2020
	(in thousands)
Other Data:
Net income	$147,109	$110,111	$93,543	$79,416	$78,274
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	53,154	69,950	78,869	61,621	57,345
Income tax provision (benefit)	21,664	34,733	45,613	20,136	45,275
Adjustment for investment in an unconsolidated company: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla complex(1)	(265)	9,184	13,089	7,884	10,271
Depreciation and amortization	108,693	127,732	143,242	106,982	111,728
EBITDA	$330,355	$351,710	$374,356	$276,039	$302,893
Adjusted for:
Mark-to-market on derivative instruments	(1,500)	2,032	(1,402)	(1,909)	(1,612)
Stock-based compensation	8,760	10,218	9,358	7,231	7,060
Insurance proceeds in excess of assets carrying value	—	(7,150)	—	—	—
Termination fee	—	3,142	—	—	—
Impairment of goodwill, net of reversal of a contingent liability	—	4,973	—	—	—
Loss from extinguishment of liability	1,950	—	468	—	—
Merger and acquisition transaction costs	2,460	2,910	1,483	750	1,369
Write-off of unsuccessful exploration activities	1,796	126	—	—	—
Settlement expenses	—	—	—	—	1,277
Adjusted EBITDA(2	$343,821	$367,961	$384,263	$282,111	$310,987

(1)	EBITDA includes the proportionate share (12.75%) of net depreciation, interest and tax expenses from our unconsolidated investment in the Sarulla complex that is accounted for under the equity method.

(2)	Adjusted EBITDA excluding the impact of expenses related to Puna of approximately $1.2 million for the year ended December 31, 2019 was $385.5 million.

The Offering

Issuer	Ormat Technologies, Inc.

Common stock offered by us	4,150,000 shares (or 4,772,500 shares if the underwriters exercise in full their option to purchase additional shares as described below).

Option to purchase additional shares

We have granted the underwriters an option to purchase up to 622,500 additional shares. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting.”

Common stock outstanding after giving effect to this offering	55,218,590 shares (or 55,841,090 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $319,419,810 (or approximately $367,452,782 if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including working capital and capital expenditures, and for potential acquisitions, including complementary businesses, technologies or assets.

Dividend policy

We have a dividend policy pursuant to which we currently expect to distribute at least 20% of our annual profits available for distribution by way of quarterly dividends. In determining whether there are profits available for distribution, our board of directors will take into account our business plan and current and expected obligations, and no distribution will be made that in the judgment of our board would prevent us from meeting such business plan or obligations.

Listing	Our common stock is listed on the New York Stock Exchange and the Tel Aviv Stock Exchange under the trading symbol “ORA.”

Risk factors

You should read the section titled “Risk Factors,” and the other information included, or incorporated by reference, in this prospectus supplement for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 51,068,590 shares of common stock outstanding as of September 30, 2020 and, except as otherwise indicated, all information in this prospectus supplement:

●

does not include 2,605,660 shares of common stock reserved for issuance under our equity incentive plans, of which (i) 2,512,469 shares of common stock were issuable upon exercise of options and stock appreciation rights, or SARs, awarded and outstanding under the plans as of such date at a weighted average exercise price of $57.54 per share and (ii) 93,191 shares of common stock issuable were issuable upon vesting of restricted stock units, or RSUs, and performance stock units, or PSUs, awarded and outstanding under the plans as of such date;

●	reflects the assumed public offering price of $79.96 per share of common stock (the last reported sale price of our common stock on the New York Stock Exchange on November 13, 2020); and

●	assumes no exercise of the underwriters’ option to purchase 622,500 additional shares of common stock in this offering.

Risk Factors

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors below, in the 2019 10-K and the Q3 2020 Form 10-Q (each incorporated by reference into this prospectus supplement), and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures, and for potential acquisitions, including complementary businesses, technologies or assets. We do not have agreements or commitments to enter into any acquisitions at this time for which we may use the net proceeds of this offering. Accordingly, we will have broad discretion as to how we use the net proceeds that we receive from this offering. We could spend the proceeds that we receive from this offering in ways that our shareholders may not agree with or that do not yield a favorable return. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our board of directors and management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our shares of common stock could decline.

The price of our common stock may fluctuate substantially, and your investment may decline in value.

The market price of our common stock may be highly volatile and may fluctuate substantially due to many factors, including:

●

actual or anticipated fluctuations in our results of operations including as a result of seasonal variations in our Electricity segment-based revenues or variations from year-to-year in our Product segment-based revenues;

●	variance in our financial performance from the expectations of market analysts;

●	conditions and trends in the end markets we serve, and changes in the estimation of the size and growth rate of these markets;

●	our ability to integrate acquisitions;

●	announcements of significant contracts by us or our competitors;

●	changes in our pricing policies or the pricing policies of our competitors;

●	restatements of historical financial results and changes in financial forecasts;

●	loss of one or more of our significant customers;

●	changes in market valuation or earnings of our competitors;

●	the trading volume of our common stock;

●	the trading of our common stock on multiple trading markets, which takes place in different currencies and at different times; and

●	general economic conditions.

In addition, the stock market in general, and the NYSE and the market for energy companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, such as the recent class action filed on June 2018 by Mac Costas and discussed elsewhere in this report, could result in substantial costs and a diversion of management’s attention and resources, which could materially harm our business, financial condition, future results and cash flow.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our Articles of Incorporation, we are authorized to issue up to 200,000,000 shares of common stock, of which 55,218,590 shares of common stock will be outstanding following this offering (or 55,841,090 shares if the underwriters exercise their option to purchase additional shares in full). We may issue additional shares of common stock, which may dilute existing shareholders, including purchasers of the common stock offered hereby. In connection with the completion of this offering, we, each of our directors, executive officers and other current shareholders have agreed not to offer, sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, common stock, for 60 days after the date of this prospectus, subject to certain exceptions. See “Underwriting.”  J.P. Morgan Securities LLC and BofA Securities, Inc., however, may, in their sole discretion, permit us, our directors, executive officers and current shareholders who will be subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements. Following the expiration of the 60-day period, these shares will be available for sale in the public markets subject to restrictions under applicable securities laws.  We cannot predict the size of future issuances of our shares, or the effect, if any, that future sales and issuances of securities would have on the market price of our shares of common stock.

If securities or industry analysts publish inaccurate or unfavorable research, about our business, the price of our common stock and our trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price of our common stock and trading volume to decline.

Payment of dividends by us may vary.

The payment of future dividends and the amount thereof is uncertain and is at the sole discretion of our board of directors and is considered each quarter. The payment of dividends is dependent upon, among other things, operating cash flow generated by the Company, our financial requirements for operations and the execution of our growth strategy.

The global spread of COVID-19 pandemic may have an adverse impact and could adversely affect our financial results.

The COVID-19 pandemic and efforts to control its spread have significantly curtailed the movement of people, goods and services worldwide. Governments around the world have ordered companies to limit or suspend non-essential operations and imposed operational and travel restrictions resulting in a decline in global economic activity and an increase in market volatility. We have implemented significant measures both to comply with government requirements and to preserve the health and safety of our employees. These measures include working remotely where possible and operating separate shifts in our power plants, manufacturing facilities and other locations while trying to continue operations as close to full capacity in all locations.

While we did not experience any material impact on our results of operations during the first quarter of 2020, we have started to experience impacts in the second and third quarters of 2020, which varied among our business segments, as described below.

●

In our Electricity segment, almost all of our revenues in the nine months ended September 30, 2020 were generated under long term contracts and the majority have a fixed energy rate.  As a result, despite logistical and other challenges, we experienced limited impact of COVID-19 on our electricity segment. Nevertheless, on April 17, 2020, we received from Kenya Power & Lighting Co. Ltd., or KPLC, a notice declaring a force majeure event in Kenya due to the impact of COVID-19 and purporting to reduce the Olkaria complex’s contracted capacity from 150 MW to 133.9 MW. This notice, which had an immaterial impact on our revenues, was removed in early September 2020. In addition, we experienced a higher rate of curtailments in the second quarter of 2020 by KPLC in the Olkaria complex that was reduced in the third quarter 2020. The impact of the curtailments is limited as the structure of the PPA, which secures the vast majority of our revenues with fixed capacity payments and is unrelated to the electricity actually generated (in 2019 and the nine months ended September 30, 2020, capacity payments represented 70% and 75% of our revenues, respectively). On April 30, 2020, we also received from ENEE a notice declaring a force majeure event in Honduras due to the impact of the COVID-19 pandemic. We have not identified any impact on our consolidated financial statements as a result of this notice. In addition, ENEE has initiated discussions with several Independent Power Producers, including Ormat, on potential changes in their existing PPAs. However, Ormat’s Platanares geothermal power plant has one of the lowest rates of renewable energy in the country, and Ormat expects this fact to have positive implications for Ormat’s discussions with ENEE.  In addition, our future growth in the electricity segment would be adversely impacted by a lack of funding for projects and the implications of global and local restrictions on our ability to procure raw material and ship our products.

●

In our Product segment, the economic downturn has adversely impacted customers’ purchasing decisions and travel restrictions have adversely impacted our sales and marketing efforts. We experienced a decrease in our backlog that we believe was due to the impact of COVID-19. We may face similar challenges in future periods in the event of a prolonged shutdown.

●

Our Energy Storage and Management Services segment generates revenues mainly from participating in the energy and ancillary services markets, run by regional transmission operators and independent system operators in the various markets where our assets operate. Therefore, the revenues these assets generate is directly impacted by the prevailing market prices for energy and or ancillary services.

●	In addition, we have experienced and continue to experience delays, including related to permitting, for new projects in all segments.

The extent to which the COVID-19 pandemic ultimately impacts our business, operations, financial results and financial condition will depend on numerous evolving factors which are currently uncertain and cannot be predicted, including:

●	the duration and scope of the pandemic;

●	governmental, business and individuals’ actions taken in response;

●	the effect on our customers and customers’ demand for our services and products;

●	the effect on our suppliers and disruptions to the global supply chain;

●	our ability to sell and provide our services and products, including as a result of travel restrictions and people working from home;

●	disruptions to our operations resulting from the illness of any of our employees;

●	our ability to oversee remote operation due to travel restrictions;

●	restrictions or disruptions to transportation, including reduced availability of ground or air transport; and

●	decrease in electricity demand; and the ability of our customers to pay for our services and products.

In addition, the impact of COVID-19 on macroeconomic conditions may impact the proper functioning of financial and capital markets, foreign currency exchange rates, commodity and interest rates. Any of the events described above could amplify the other risks and uncertainties described in our 2019 10-K, the Q3 2020 Form 10-Q  and other filings we make with the SEC and could materially adversely affect our business, financial condition, results of operations and/or stock price.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $319,419,810 (or approximately $367,452,782 if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including working capital and capital expenditures, and for potential acquisitions, including complementary businesses, technologies or assets.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020:

●	on an actual basis; and

●

on an as-adjusted basis to give effect to the issuance and sale of our common stock offered hereby and the application of the estimated net proceeds therefrom as set forth under “Use of Proceeds,” based on an assumed public offering price of $79.96 per share (the last reported sale price of our common stock on the New York Stock Exchange on November 13, 2020), after deducting the underwriting discount and estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds,” and our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the 2019 Form 10-K and the Q3 2020 Form 10-Q (each of which is incorporated by reference into this prospectus supplement).

	As of September 30, 2020
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$197,309	$516,729
Debt:
Limited and non-recourse (less deferred financing costs of $14,650)	674,556	674,556
Full recourse (less deferred financing costs of $3,604)	778,786	778,786
Total debt	1,453,342	1,453,342
Stockholders’ equity:
Common stock, par value $0.001 per share; 200,000,000 shares authorized, actual and as adjusted; 51,068,590 shares issued and outstanding, actual; 55,218,590 shares issued and outstanding, as adjusted	51	55
Additional paid-in capital	920,210	1,239,626
Retained earnings	534,984	534,984
Accumulated other comprehensive loss	(15,503)	(15,503)
Total stockholders’ equity attributable to company stockholders	1,439,742	1,759,162
Noncontrolling interests	132,061	132,061
Total equity	1,571,803	1,891,223
Total capitalization	$3,025,145	$3,344,565

Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our common stock purchased in accordance with this prospectus supplement, but does not purport to be a complete analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

●	banks, insurance companies and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons that own or have owned, or are deemed to own or to have owned, more than 5% of our common stock;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner of the entity will depend on the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our common stock and the partners or beneficial owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. Holder” nor an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes. A U.S. Holder is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	an entity created or organized under the laws of the United States, any state thereof, or the District of Columbia that is classified as a corporation for U.S. federal income tax purposes;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will not be treated as a dividend for U.S. federal income tax purposes.  Rather, the excess will first constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any further excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”  Any such distributions will also be subject to the discussions below under the sections titled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts.”

Except as described below with respect to effectively connected dividends and subject to the discussions below of backup withholding and Sections 1471 to 1474 of the Code (such Sections and related Treasury Regulations commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax generally in the same manner as if the Non-U.S. Holder were a U.S. person and be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules or rates.

Sale or Other Taxable Disposition

Subject to the discussions below regarding FATCA and backup withholding (see “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts”), a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●

the gain is recognized by a Non-U.S. Holder that  is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●

our common stock constitutes a U.S. real property interest, or USRPI (as defined under Section 897(c) of the Code), by reason of our status as a U.S. real property holding corporation, or USRPHC (as defined under Section 897(c)(2)), for U.S. federal income tax purposes, at any time within the five-year period preceding the disposition or, if shorter, the Non-U.S. Holder's holding period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. person and be taxed under regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we have not yet made a determination on whether we are a USRPHC. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, however, our common stock will not be treated as a USRPI with respect to a Non-U.S. Holder if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market (such as the New York Stock Exchange), and such Non-U.S. Holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or the Non-U.S. Holder’s holding period for, our common stock. We expect our common stock to be regularly traded on an established securities market. However, if we are a USRPHC and our common stock is not considered regularly traded on an established securities market at any time during the calendar year in which the sale or other taxable disposition occurs, such Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code).

Non-U.S. Holders should consult their tax advisors regarding the application of the above to their particular situation, including the potential application of any available income tax treaty that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8EXP, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established or organized.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” (as defined by the Code to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) or a “non-financial foreign entity” (as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Underwriting

We are offering the shares of common stock described in this prospectus through a number of underwriters.  J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives of the underwriters.  We have entered into an underwriting agreement with the underwriters.  Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares

J.P. Morgan Securities LLC
BofA Securities, Inc.
UBS Securities LLC
Total	4,150,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares.  The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $           per share.  Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $           per share from the initial public offering price.  After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.  Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 622,500 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above.  The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares.  If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above.  If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock.  The underwriting fee is $          per share.  The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise

Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $800,000. The underwriters have agreed to reimburse us for a portion of our expenses in connection with this offering.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering.  The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders.  Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc. for a period of 60 days after the date of this prospectus, other than the shares of our common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus, provided that such recipients enter into a lock-up agreement with the underwriters; or (iii) the issuance of our common stock or any securities convertible into or exercisable or exchangeable for our common stock in connection with the acquisition by us of the securities, businesses, property or other assets of another person or entity or in connection with strategic partnering transactions; provided that the aggregate number of shares of common stock does not exceed 10% of the outstanding shares of our common stock immediately following the issuance and sale of the shares as part of this offering and any such recipient shall enter into a lock-up agreement with the Underwriters.

Our directors, executive officers and one of our significant shareholders (such shareholder holding approximately 22% of our common stock outstanding as of September 30, 2020), (such persons, the “lock-up parties”), have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party or its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to limited partners, members, stockholders or other equityholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, stock appreciation rights, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, stock appreciation rights, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period; and (e) the sale of our common stock pursuant to the terms of the underwriting agreement.

J.P. Morgan Securities LLC and BofA Securities, Inc., in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress.  These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.  Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount.  The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market.  In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering.  To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.  This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market.  If the underwriters commence these activities, they may discontinue them at any time.  The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Notice to prospective investors in European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or
c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in United Kingdom

In the United Kingdom, this prospectus supplement is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Australia

This prospectus:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
●

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contract (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

o	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
o	where no consideration is or will be given for the transfer;
o	where the transfer is by operation of law;
o	as specified in Section 276(7) of the SFA; or
o	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Israel

We have not taken any action to permit a public offering of our shares outside the U.S. Solicitation of our shares, however, will be made in certain countries in a manner that will not require the publication of a prospectus under the laws of the country. Persons outside the U.S. who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of our shares and the distribution of this prospectus supplement outside the U.S.

Notwithstanding the above, the offering of our shares is available to investors listed in the First Addendum of the Israeli Securities Law of 1968, as amended, or the Addendum. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the shares offered hereunder. The shares cannot be resold in Israel other than to investors listed in the Addendum purchasing for their own account (or, where permitted under the Addendum, for the account of their clients who are investors listed in the Addendum) and not for distribution or resale purposes. No action will be taken in Israel that would permit an offering of the shares offered hereunder, or the distribution of any offering document or any other material to the public in Israel. This registration statements has not been reviewed or approved by the Israel Securities Authority. Any materials provided to an investor in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by the Issuer or the Dealer(s). Nothing in the above should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Israeli Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase any shares and in purchasing the shares, the investors acknowledge they do so based on their own understanding, for their own benefit and for their own account and not with the aim or intention of distributing or offering to other parties. The investors further declare that they have the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of the purchase of the shares, without relying on any of the materials provided to them.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by White & Case LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

Experts

The financial statements as of December 31, 2019 and 2018 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of Kesselman and Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. We incorporate by reference into this prospectus supplement the documents listed below, which we have filed with the SEC, and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on March 2, 2020) as amended by Amendment No. 1 on Form 10-K/A (filed on March 3, 2020);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (filed on May 11, 2020), June 30, 2020 (filed on August 6, 2020) and September 30, 2020 (filed on November 5, 2020);

●	our Current Reports on Form 8-K filed on February 26, 2020 (only with respect to Item 5.02), April 14, 2020, June 4, 2020, July 1, 2020 and July 6, 2020; and

●

the description of our common stock, par value $0.001 per share, and our preferred share purchase rights, under “Description of Capital Stock” in our Registration Statement on Form S-1 (File No. 333-177527) (filed on November 5, 2004) pursuant to Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus supplement, excluding any exhibits to those documents unless such exhibits are specifically incorporated by reference herein.

You should direct requests for documents to:

Ormat Technologies, Inc.

6140 Plumas Street

Reno, Nevada 89519

Attention: Legal Department

(775) 356-9029

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

Ormat Technologies, Inc. (“we” or “us”), or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities listed above from time to time, together or separately, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities.

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.

Our common stock is traded on the New York Stock Exchange and the Tel Aviv Stock Exchange under the symbol “ORA.” On November 13, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $79.96 per share and, on November 12, 2020, the last reported sale price of our common stock on the Tel Aviv Stock Exchange was NIS 265.60 per share.

 Investing in our securities involves risks. See the “Risk Factors” section beginning on page 5 of this prospectus. You should carefully consider these risk factors and risks before investing in any of our securities.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the prospectus is November 16, 2020.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we, or certain of our selling security holders, may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or a selling security holder may offer. Each time we, or under certain circumstances, our selling security holders, sell securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, the pricing supplement, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus, the applicable prospectus supplement and any pricing supplement, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

The prospectus supplement and, if necessary, the pricing supplement, will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, we use the terms “Ormat,” “we,” “us” and “our” to refer to Ormat Technologies, Inc. and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on March 2, 2020) as amended by Amendment No. 1 on Form 10-K/A (filed on March 3, 2020);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (filed on May 11, 2020), June 30, 2020 (filed on August 6, 2020) and September 30, 2020 (filed on November 5, 2020);

●	our Current Reports on Form 8-K filed on February 26, 2020 (only with respect to Item 5.02), April 14, 2020, June 4, 2020, July 1, 2020 and July 6, 2020; and

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the description of our common stock, par value $0.001 per share, and our preferred share purchase rights, under “Description of Capital Stock” in our Registration Statement on Form S-1 (File No. 333-177527) (filed on November 5, 2004) pursuant to Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits under Item 9.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Ormat Technologies, Inc.

6140 Plumas Street

Reno, Nevada 89519

Attention: Legal Department

(775) 356-9029

Documents may also be available on our website at https://investor.ormat.com. Information contained on our website does not constitute part of this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any applicable prospectus supplement or pricing supplement, any related company free writing prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “will,” “plans,” “anticipates,” “indicates,” “intends,” “believes,” “forecast,” “guidance,” “outlook,” “plans” or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our most recent Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, any applicable prospectus supplement or pricing supplement, and any related company free writing prospectus could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under “Risk Factors.”

ORMAT TECHNOLOGIES, INC.

We are a leading vertically integrated company that is primarily engaged in the geothermal and recovered energy power businesses. We leveraged our core capabilities and global presence to expand our activity into the solar photovoltaic (PV) and energy storage and management services business. Ormat Technologies, Inc. was formed as a Delaware corporation in 1994 by our former parent company Ormat Industries. Ormat Industries was one of the first companies to focus on the development of equipment for the production of clean, renewable and sustainable forms of energy.

We design, develop, build, sell, own, and operate clean, environmentally friendly geothermal and recovered energy-based power plants, usually using equipment that we design and manufacture. Our objective is to become a leading global provider of renewable energy and we have adopted a strategic plan to focus on several key initiatives to expand our business.

RISK FACTORS

Investing in our securities involves risks. See the “Risk Factors” section of our most recent Annual Report on Form 10-K, and any other reports that we may file from time to time with the SEC, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, which may include repayment of indebtedness, financing future acquisitions, capital expenditures and additions to working capital. We may also use the proceeds for temporary investments until we need them for general corporate purposes. We will not receive any of the proceeds from the sale of securities by any selling security holders who may be named in a prospectus supplement.

DIVIDEND POLICY

We have a dividend policy pursuant to which we currently expect to distribute at least 20% of our annual profits available for distribution by way of quarterly dividends. In determining whether there are profits available for distribution, our board of directors will take into account our business plan and current and expected obligations, and no distribution will be made that in the judgment of our board of directors would prevent us from meeting such business plan or obligations.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Authorized Capitalization

Our authorized capital stock consists of 200 million shares of common stock, par value $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our fourth amended and restated certificate of incorporation and fifth amended and restated by-laws, which are exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional shares of our capital stock.

Common Stock

As of September 30, 2020, 51,068,590 shares of our common stock were outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. Directors shall be elected by a majority of the votes cast for each of the director nominees at such meeting, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled), in which case the directors shall be elected by a plurality of the votes cast for the election of directors at such meeting. If a quorum is present, all other matters, unless otherwise provided by applicable law, the rules or regulations of any stock exchange applicable to the Company, the certificate of incorporation or the by-laws (as disclosed herein), shall be decided by the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Dividend Rights

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock are entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights.

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights pursuant to our certificate of incorporation or by-laws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

Our common stock is listed on the New York Stock Exchange and the Tel Aviv Stock Exchange under the trading symbol “ORA”.

Preferred Stock

No shares of our preferred stock are currently outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as our board of directors determines. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

Our board of directors has designated 500,000 shares of our preferred stock to be Series A Junior Participating Preferred Stock the rights and preferences of which are set forth in our fourth amended and restated certificate of incorporation.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized below the material provisions of the indenture. The summary is not complete. The form of the indenture has been filed as an exhibit to this registration statement and we urge you to read the indenture and any supplement thereto because these documents, and not the summary, define your rights as a holder of debt securities. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Ormat,” “we,” “our” or “us” refer to Ormat Technologies, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described in the indenture, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Depositary holds securities that its participants deposit with Depositary. Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in Depositary include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Access to the Depositary system is also available to others (which we sometimes refer to as indirect participants) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to Depositary and its participants are on file with the SEC.

So long as the debt securities are in book-entry form, the beneficial owners of such debt securities will receive payments and may transfer debt securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. We will make payments on book-entry debt securities to the Depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.

Certificated Debt Securities. Each beneficial owner of certificated debt securities may transfer or exchange such debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Each beneficial owner of certificated debt securities may effect the transfer of such debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

If the debt securities are issued in definitive certificated form under the limited circumstances described in the indenture, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities, including the payment of principal, premium, if any, and interest on such debt securities. The indenture will not limit us from incurring or issuing other unsecured or secured debt and, unless otherwise indicated in the applicable prospectus supplement, the indenture will not contain any financial covenants.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, Ormat may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

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we are the surviving corporation or the successor person (if other than Ormat) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default (as defined below) or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiary of Ormat may consolidate with, merge into or transfer all or part of its properties to Ormat or to any other person.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Ormat; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described under the heading “Successors”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the securities of each series voting as a class). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions) upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “When Company May Merge, Etc.” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the applicable series of debt securities.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may elect to offer warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.

General

We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued pursuant to a separate form of warrant and may be issued pursuant to a separate warrant agreement to be entered into between us and a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies in which the price of the warrants may be payable;

●	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

●	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants, if applicable, may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

•

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITY HOLDERS

Information about selling security holders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We, or one or more selling security holders to be identified in a prospectus supplement, may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We or one or more selling security holders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us or the selling security holders, as the case may be;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	terms and conditions of the offering;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Agents

We or one or more selling security holders may use agents to sell securities. We or one or more selling security holders will name any agent involved in offering or selling securities, and disclose any commissions that we or one or more selling security holders will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

Underwriters

We or one or more selling security holders may sell securities to underwriters. If we or one or more selling security holders use underwriters, the underwriters will acquire the securities for their own account, including without limitation through underwriting, purchase, security lending, repurchase or other agreements with us or one or more selling security holders, as the case may be. Unless we or one or more selling security holders tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Dealers

We or one or more selling security holders may use a dealer to sell the securities. If we or one or more selling security holders use a dealer, we or one or more selling security holders, as the case may be, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

Direct Sales

We or one or more selling security holders may solicit directly offers to purchase the securities, and we or one or more selling security holders may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.

Other Means of Distribution

Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act

We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

With or without the involvement of agents, underwriters, dealers, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer or remarketing firm with respect to the auction or ordering system.

Derivative Transactions and Hedging

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

General Information

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market, other than our common stock. which is traded on the New York Stock Exchange and the Tel Aviv Stock Exchange as of the date of this prospectus. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.

Any underwriters, dealers, agents, remarketing firms and third parties may be customers of, engage in transactions with, or perform services for, Ormat in the ordinary course of their business. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer, agent, remarketing firm or third party.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for Ormat by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2019 and 2018 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of Kesselman and Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

4,150,000 Shares

Ormat Technologies, Inc.

Common Stock

_____________________________________

Prospectus Supplement

J.P. Morgan		BofA Securities
UBS Investment Bank

, 2020